UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________________

FORM 8-K
_______________________

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2014

_______________________
UDR, Inc.
(Exact name of registrant as specified in its charter)
_______________________

Maryland	1-10524	54-0857512
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1745 Shea Center Drive, Suite 200, Highlands Ranch, Colorado		80129
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (720) 283-6120

Not Applicable
Former name or former address, if changed since last report
_______________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements with Certain Officers.

The Board of Directors (the “Board”) of UDR, Inc. (the “Company”) previously approved, subject to stockholder approval, the amendment and restatement of the 1999 Long-Term Incentive Plan, as amended and restated (the “Plan”). At the Annual Meeting of Stockholders held on May 22, 2014 (the “Annual Meeting”), the stockholders approved the action of the Board amending and restating the Plan to:

•
increase the number of shares reserved for issuance under the Plan by 3,000,000 shares from 16,000,000 shares to 19,000,000 shares, subject to adjustment in the event of a corporate transaction (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares);

•	provide for cash-based awards; and

•
change the annual per person limit on awards other than stock options, stock appreciation rights and cash-based awards that are intended to constitute “performance-based compensation” under the Plan to 1,000,000 shares.

The amendment and restatement of the Plan approved by the Company’s stockholders also expanded the performance goals that may be used for “performance-based” awards. The stockholders also approved the material terms of the Plan to permit the Company to continue to have the ability to grant “performance-based” awards (in addition to stock options and stock appreciation rights) that are intended to be exempt from the $1 million deductibility limit under Section 162(m) of the Internal Revenue Code.
The foregoing brief description is qualified in its entirety by the text of the Plan, as amended and restated, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference.
Item 5.07. Submission of Matters to a Vote of Security Holders.
The Company held the Annual Meeting on May 22, 2014. At the Annual Meeting, the Company’s stockholders voted on the election of nine nominated directors to serve for the ensuing year, a proposal to ratify the appointment of Ernst & Young LLP to serve as the Company’s independent registered public accounting firm for the year ending December 31, 2014, a resolution to approve, on an advisory basis, the compensation of the Company’s named executive officers, and a proposal to approve the amendment and restatement of the Plan.
As of March 24, 2014, the record date for the Annual Meeting, there were 251,439,127 shares of common stock, 2,803,812 shares of our Series E preferred stock and 2,464,183 shares of Series F preferred stock issued and outstanding and entitled to vote on the proposals presented at the Annual Meeting. At the Annual Meeting, all of the nine directors were elected and all of the matters submitted for approval were approved. Set forth below are the final voting results for each of the proposals submitted to a vote of the Company’s stockholders at the Annual Meeting.
1.  At the Annual Meeting, the Company’s stockholders elected, by the vote indicated below, the following nine persons as directors of the Company, each to serve as such until the Company’s annual meeting of stockholders to be held in 2015, or until his or her respective successor is duly elected and qualified:

				Broker
Name	Votes For	Votes Withheld	Abstentions	Non-Votes

Katherine A. Cattanach	212,335,112	4,197,546	-0-	14,342,164
Eric J. Foss	209,678,709	6,853,949	-0-	14,342,164
Robert P. Freeman	214,223,118	2,309,540	-0-	14,342,164
Jon A. Grove	211,856,730	4,675,928	-0-	14,342,164
James D. Klingbeil	214,725,561	1,807,097	-0-	14,342,164
Robert A. McNamara	215,822,478	710,180	-0-	14,342,164
Mark R. Patterson	213,631,040	2,901,618	-0-	14,342,164
Lynne B. Sagalyn	211,666,697	4,865,961	-0-	14,342,164
Thomas W. Toomey	215,442,004	1,090,654	-0-	14,342,164

2. At the Annual Meeting, the stockholders approved the proposal to ratify the appointment of Ernst & Young LLP to serve as the Company’s independent registered public accounting firm for the year ending December 31, 2014, by the vote indicated below:

Votes For	Votes Against	Abstentions	Broker Non-Votes

217,292,695	13,421,358	160,769	n/a

3. At the Annual Meeting, the stockholders approved, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in the Company’s Proxy Statement for the Meeting pursuant to the compensation disclosure rules of the Securities and Exchange Commission, by the vote indicated below:

Votes For	Votes Against	Abstentions	Broker Non-Votes

207,259,134	8,881,648	391,876	14,342,164

4. At the Annual Meeting, the stockholders approved the action of the Board amending and restating the Plan, and the stockholders approved the material terms of the Plan so that the Company will continue to have the ability to grant “performance-based” awards (in addition to stock options and stock appreciation rights) that are intended to be exempt from the $1 million deductibility limit under Section 162(m) of the Internal Revenue Code, by the vote indicated below:

Votes For	Votes Against	Abstentions	Broker Non-Votes

206,146,011	9,936,537	450,110	14,342,164

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
10.1*	UDR, Inc. 1999 Long-Term Incentive Plan (as amended and restated February 6, 2014).

* Management Contract or Compensatory Plan or Arrangement

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UDR, Inc.

May 28, 2014	By:	/s/ Warren L. Troupe

Name: Warren L. Troupe
Title: Senior Executive Vice President
Exhibit Index

Exhibit No.	Description

10.1	UDR, Inc. 1999 Long-Term Incentive Plan (as amended and restated February 6, 2014).